    EXHIBIT 99.1

For Immediate Release

News Release:  February 22, 2010
Contact:                 Connie Waks
           206.340.2305 ● cwaks@fhlbsea.com

Federal Home Loan Bank of Seattle Announces

2009 Unaudited Preliminary Operating Highlights

Seattle – The Federal Home Loan Bank of Seattle (Seattle Bank) today announced preliminary unaudited operating highlights for the year ended December 31, 2009, reporting a net loss of $161.6 million. The Seattle Bank attributes its 2009 net loss primarily to $311.2 million of credit-related charges associated with expected losses on certain of its investments in private-label mortgage-backed securities (MBS) that have been classified as other-than-temporarily impaired.

Increasing mortgage delinquencies and foreclosures, particularly over the past two years, have adversely impacted the mortgages underlying the Seattle Bank’s private-label MBS. The credit-related charges on these securities are based on the securities’ expected performance over their contractual terms to maturity, which currently average approximately 19 years. Through December 31, 2009, the Seattle Bank had received all cash flows due reflecting, among other things, its senior credit position and significant credit enhancements on these investments.

The Seattle Bank reported a net loss of $199.4 million for the year ended December 31, 2008, also due primarily to other-than-temporary impairments of private-label MBS. However, the Seattle Bank’s 2008 and 2009 results should not be directly compared, due to a change in accounting treatment of other-than-temporary impairments of debt securities, issued by the Financial Accounting Standards Board (FASB) and adopted by the Seattle Bank effective January 1, 2009. This accounting change has been discussed in our periodic reports and will be discussed in greater detail in the Seattle Bank’s 2009 Form 10-K filing.

“Increases in expected losses on our MBS investments moderated somewhat in the fourth quarter of 2009, but deterioration in the housing market beyond our current projections could further impact our business at least through 2010,” according to Seattle Bank President and CEO Richard M. Riccobono. “Although this is a difficult time for the Seattle Bank cooperative, as well as for our members and the communities they serve, we remain well positioned to meet their liquidity and funding needs, just as we have throughout the economic challenges of the past several years.”

The Seattle Bank’s 2009 net interest income increased by $36.6 million to $215.2 million from $178.6 million for 2008, primarily due to reduced funding costs. As compared to its 2008 results, the Seattle Bank’s 2009 results were also favorably impacted by a $16.1 million reduction in charges related to the early extinguishment of debt and reduced total other expenses of $6.4 million primarily related to a derivative counterparty credit loss incurred in 2008. These improvements were partially offset by increased charges of $14.7 million on derivatives and hedging activities.

Other Financial Highlights

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Advances outstanding declined to $22.3 billion as of December 31, 2009, compared to $36.9 billion as of December 31, 2008. The decline was due, in part, to maturing advances held by JPMorgan Chase Bank, N.A. and an overall reduced demand for wholesale funding on the part of the Seattle Bank’s members.

•	Total assets declined to $51.1 billion as of December 31, 2009, compared to $58.4 billion as of December 31, 2008, primarily due to the decline in advances outstanding.

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The Seattle Bank held total capital of $993.7 million as of December 31, 2009, compared to $1.8 billion as of December 31, 2008. The decline was primarily due to non-credit-related other-than-temporary-impairment charges on the Seattle Bank’s private-label MBS.

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The Seattle Bank held retained earnings of $52.9 million as of December 31, 2009, compared to an accumulated deficit of $78.9 million as of December 31, 2008. This change reflects a $293.4 million reclassification between accumulated deficit and accumulated other comprehensive loss, on January 1, 2009, related to the Seattle Bank’s adoption of new accounting guidance from the FASB, as well as the Seattle Bank’s 2009 net loss.

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The Seattle Bank held $2.8 billion of regulatory capital as of December 31, 2009, compared to $2.7 billion as of December 31, 2008. The Seattle Bank met all of its regulatory capital requirements as of December 31, 2009, but remains classified as “undercapitalized” by its regulator, the Federal Housing Finance Agency, due in part to the possibility that modest declines in the values of the bank’s private-label MBS could cause its risk-based capital to fall below its requirement.

In 2009, the Seattle Bank provided net awards of $2.8 million in Affordable Housing Program (AHP) subsidies to support the purchase, construction, and rehabilitation of affordable housing, and as of December 31, 2009, had $546.3 million outstanding in low-interest loans for community development.

The Seattle Bank will announce its 2009 audited financial results in its Form 10-K filing with the Securities and Exchange Commission on or around March 25, 2010.

About the Seattle Bank and the Federal Home Loan Bank System

The Federal Home Loan Bank of Seattle is a financial cooperative that provides liquidity, funding, and services to enhance the success of its members and support the availability of affordable homes and economic development in the communities they serve. Our funding and financial services enable approximately 375 member institutions to provide their customers with greater access to mortgages, commercial lending, and affordable housing. The Seattle Bank serves eight states, American Samoa, Guam, and the Northern Mariana Islands. Our members include commercial banks, credit unions, thrifts, industrial loan corporations, and insurance companies.

The Seattle Bank is one of 12 Federal Home Loan Banks in the United States, each of which is an independently owned and operated financial cooperative. Together, the Federal Home Loan Banks serve approximately 8,100 members and represent one of the country’s largest private sources of liquidity and funding for community financial institutions, as well as funding for affordable housing. The Federal Home Loan Banks’ primary sources of funding are consolidated obligations issued by the Federal Home Loan Banks’ Office of Finance. Consolidated obligations are the joint and several obligations of the 12 Federal Home Loan Banks.

The Federal Home Loan Banks are regulated by the Federal Housing Finance Agency. Federal oversight, in conjunction with normal bank regulation and shareholder vigilance, promotes the conservative management and safety and soundness of the Federal Home Loan Bank System.

This press release contains forward-looking statements, including statements regarding the Seattle Bank’s financial condition and performance. Forward-looking statements are subject to known and unknown risks and uncertainties. Actual performance and other events may differ materially from that expected or implied in forward-looking statements because of many factors. Such factors may include, but are not limited to, completion of the Seattle Bank’s 2009 audited financial statements, accounting adjustments or requirements (including changes in assumptions and estimates used in our financial models), changes in general economic and market conditions (including effects on, among other things, mortgage-related securities), the Seattle Bank's ability to meet adequate capital levels, regulatory and legislative actions and approvals (including those of the Finance Agency), business and capital plan adjustments and amendments (including regarding a capital restoration plan), demand for advances, changes in our membership profile or the withdrawal of one or more large members, shifts in demand for our products and consolidated obligations, competitive pressure from other Federal Home Loan Banks and alternative funding sources, interest-rate volatility, changes in projected business volumes, our ability to appropriately manage our cost of funds, and the cost-effectiveness of our funding, hedging, and asset-liability management activities. Additional factors are discussed in the Seattle Bank's 2008 annual report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the SEC. The Seattle Bank does not undertake to update any forward-looking statements made in this announcement.